Exhibit 10.2

RELOCATION POLICY

Chief Operating Officer

POLICY STATEMENT:

The purpose of this Relocation Policy (the “Policy”) is to provide a fair and equitable relocation package to Massoud Safavi (the “Employee”), as an employee of EF Johnson Technologies, Inc. (formerly known as EFJ Inc.) (the “Company”).  Any modifications to this Policy must have advance approval in writing by the Vice President of Human Resources and the Corporate Controller.

DISCRETIONARY AUTHORITY:

The Vice President of Human Resources and the Corporate Controller have the sole discretionary authority to make eligibility determinations and to interpret the terms of this Policy. Any statement, representation, agreement or understanding of or with any employee or representative of the Company other than the Vice President of Human Resources and the Corporate Controller relating to this Policy is not binding, and will not be considered as a basis for any claim under this Policy.  The decisions of the Vice President of Human Resources and the Corporate Controller shall be binding and final.

REIMBURSEABLE EXPENSES:

The following is a list of those allowable expenses that can be presented for reimbursement by the Employee. Only allowable expenses that are incurred between January 1, 2009 and December 31, 2009 are eligible for reimbursement under the Policy, and all reimbursements under the Policy must be made by December 31, 2009.  Receipts are required for reimbursement of these expenses.

The Company will reimburse the Employee for the following home sale expenses/closing costs:

•                 Real estate commission fees (Up to 7%). *

•                 Attorneys fees – customary.

•                 State and local transfer taxes and fees.*

•                 Notary fees, acknowledgement fees, excise stamps, tax certificates, recording fees.*

•                 Title insurance, abstract fees, escrow fees.*

The Company will not reimburse the Employee for the following home sale expenses/closing costs:

•                 Costs not normally and customarily paid for by seller.

•                 Repairs to home.

•                 Local or state property taxes.

NON-REIMBURSEABLE EXPENSES:

The Company will not pay for property damage, security deposits or prepayment of rent.

REIMBURSEMENT OF TAX LIABILITY:

The Company will provide a “gross up” of the taxable reimbursed relocation expenses to offset a portion of the Employee’s income tax liability.  The gross-up will be utilized to pay additional federal, state, and local taxes resulting solely from the reimbursement of the relocation expenses that are regarded as taxable.  These include those items that have an asterisk “*”.  Any payment made to or on behalf of the Employee that relates to taxes imposed on the Employee shall be made not later than the end of the calendar year next following the calendar year in which such taxes are remitted by or on behalf of the Employee.

REPAYMENT OF RELOCATION EXPENSES:

If the Employee accepts benefits under this Policy, the Employee is required to sign a Reimbursement Agreement requiring the repayment of relocation expenses reimbursed by the Company pursuant to this Relocation Policy and the Relocation Policy executed by the parties on November 15, 2007, if the Employee voluntarily leaves employment within a one (1) year period following the last date the Employee submits relocation expenses to the Company for reimbursement.  Repayment will be prorated based on 1/12 of the total amount for each month remaining in the one (1) year period.

POLICY MODIFICATION OR CANCELLATION:

The Company reserves the right to change, modify, and cancel this Policy at any time.

MAXIMUM REIMBURSEABLE AMOUNT:

The maximum reimbursement offered for this relocation package is $143,575.35.  This represents the reimbursable amounts supported by receipts that are submitted by the Employee.  It also includes the “gross up” amounts that will be applied to offset tax withholdings on those taxable expenses.

The Employee may elect any combination of allowable expenses to apply to this maximum reimbursable amount.  Non-reimbursable expenses will not be reimbursed.

REIMBURSEMENT PROCEDURE:

The Employee will compile receipts for allowable expenses and complete an Expense Reimbursement Form.  This form must be submitted to the Vice President of Human Resources for approval and processing. All reimbursements under the Policy will occur in accordance with the Accounts Payable Expense Report processing procedure and must be made prior to December 31, 2009. As expenses are reimbursed, the applicable taxable amounts will be reported as taxable income on the Employee’s payroll earnings detail report.  These amounts will be “grossed up” to offset the Employee’s effective tax liability.  The total of the expenses and the “grossed up” cannot exceed the maximum reimbursement amount.  Large expenditures will be subject to payment advances based on presentation of supporting documentation.

AT-WILL EMPLOYMENT

The offer and acceptance of this Policy does not constitute a contract of employment for any definite term or definite period of time, or an indefinite period of time.  The employment relationship remains at will and may be terminated at any time by either the Company or the Employee for any reason or no reason at all.

This Policy will expire December 31, 2009.  Acceptance is indicated by Employee’s signature.  This signed document should then be returned to Human Resources.

/s/ Massoud Safavi	12/4/08
Massoud Safavi	Date

EF Johnson Technologies, Inc.

By: /s/ Michael E. Jalbert	Dec. 04, 2008
Michael E. Jalbert
Chairman and CEO	Date